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                    $225,000,000 8.700% Senior Notes due 2009
                    $250,000,000 9.375% Senior Bonds due 2029



                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of October 18, 1999

                                      Among

                              MIDWEST ENERGY, INC.
                                       AND
                              LEHMAN BROTHERS INC.
                                       AND
                           J.P. MORGAN SECURITIES INC.
                                       AND
                           MORGAN STANLEY DEAN WITTER


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


                                TABLE OF CONTENTS



                                                                                                                 Page
                                                                                                                 ----
1.       Definitions..............................................................................................1

2.       Exchange Offer...........................................................................................4

3.       Shelf Registration Statement.............................................................................7
         (a)      Shelf Registration Statement....................................................................7
         (b)      Withdrawal of Stop Orders.......................................................................8
         (c)      Supplements and Amendments......................................................................8

4.       Liquidated Damages.......................................................................................8

5.       Registration Procedures.................................................................................10

6.       Registration Expenses...................................................................................17

7.       Indemnification and Contribution........................................................................18

8.       Underwritten Registrations..............................................................................22

9.       Miscellaneous...........................................................................................22
         (a)      No Inconsistent Agreements.....................................................................22
         (b)      Amendments and Waivers.........................................................................22
         (c)      Notices........................................................................................23
         (d)      Successors and Assigns.........................................................................24
         (e)      Counterparts...................................................................................24
         (f)      Headings.......................................................................................24
         (g)      Governing Law..................................................................................24
         (h)      Severability...................................................................................25
         (i)      Securities Held by the Company, or Its Affiliates..............................................25
         (j)      Entire Agreement...............................................................................25


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is dated as of October 18, 1999, by and among Midwest Energy, Inc., a Delaware Corporation (the "Company"), and Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley Dean Witter (the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of October 13, 1999, by and among the Company and the Initial Purchasers (the "Purchase Agreement") which provides for the sale by the Company to the Initial Purchasers of its $225,000,000 8.700% Senior Notes due 2009 (the "Notes") and its $250,000,000 9.375% Senior Bonds due 2029 (the "Bonds" and together with the Notes, the "Securities"). The Securities are to be issued under an indenture, dated as of October 18, 1999 (the "Indenture"), by and between the Company and The Bank of New York, as Trustee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns.

         The parties hereby agree as follows:

1. Definitions

         Unless otherwise defined herein, terms defined in the Indenture shall be used herein as defined therein. As used in this Agreement, the following terms shall have the following meanings:

         Advice: See Section 5 hereof.

         Agreement: See the first introductory paragraph hereto.

         Applicable Period: See Section 2(b) hereof.

         Authenticating Agent: The Authenticating Agent as defined in the Indenture.

         Company: See the first introductory paragraph hereto.

         Effectiveness Period: See Section 3(a) hereof.

         Effectiveness Target Date: In the case of the Exchange Offer Registration Statement, the 180th day after the effective date of the Merger. In the case of the Shelf Registration Statement, the 180th day after the obligation to file the Shelf Registration Statement first arises in accordance with clause
(i), (ii), (iii), (iv) or (v) of Section 2(c).

         Event Date: See Section 4(b) hereof.

         Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Offer: See Section 2(a) hereof.

         Exchange Offer Registration Statement: See Section 2(a) hereof.

         Filing Date: In the case of the Exchange Offer Registration Statement, the 90th day after the effective date of the Merger. In the case of the Shelf Registration Statement, the 60th day after the obligation to file the Shelf Registration Statement first arises in accordance with clause (i), (ii), (iii),
(iv) or (v) of Section 2(c).

         Holder: Any holder of Transfer Restricted Securities.

         Indenture: See the second introductory paragraph hereto.

         Initial Purchasers: See the first introductory paragraph hereto.

         Inspectors: See Section 5(m) hereof.

         Issuance Date: The date of the issuance of the Securities under the Indenture.

         Liquidated Damages: See Section 4(a) hereof.

         Merger: The merger of the Company with and into CILCORP Inc., pursuant to the Merger Agreement dated as of November 22, 1998.

         NASD: See Section 5(p) hereof.

         Exchange Securities: See Section 2(a) hereof.

         Securities: See the second introductory paragraph hereto.

         Participant: See Section 7(a) hereof.

         Participating Broker-Dealer: See Section 2(b) hereof.

         Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Purchase Agreement: See the second introductory paragraph hereto.

         Records: See Section 5(m) hereof.

         Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement or the Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The U.S. Securities and Exchange Commission.

         Securities Act: The U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Shelf Notice: See Section 2(c) hereof.

         Shelf Registration Statement: See Section 3(a) hereof.

         Transfer Restricted Securities: Each Security until the earliest to occur of (i) the date on which such Security has been exchanged by a Person (other than a Participating Broker-Dealer) for one or more Exchange Securities in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of such Security for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such

Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act.

         Trust Indenture Act: The U.S. Trust Indenture Act of 1939, as amended.

         Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities.

         underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Exchange Offer

         (a) The Company agrees to use its best efforts to file at its sole cost and expense with the SEC no later than the Filing Date, unless prohibited by applicable law or SEC policy, an offer to exchange (the "Exchange Offer") any and all of the Transfer Restricted Securities for a like aggregate principal amount of senior notes or senior bonds, as appropriate, of the Company, which are substantially identical in all material respects to the Notes and Bonds, respectively (collectively, the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the Trust Indenture Act) and which, in either case, has been qualified under the Trust Indenture Act), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to
(i) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Target Date; (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; (iii) (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualifications of the Exchange Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer; and (iv) use its reasonable best efforts to consummate the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the SEC; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify, (2) file any general consent to service of process or (3) subject themselves to taxation in any such jurisdiction if they are not so subject. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Securities in exchange for surrender of the Securities. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) it is not a broker-dealer that acquired Securities directly from the Company, (iv) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (v) it is not acting on behalf of any Person who could not truthfully make the foregoing representations. If such Holder is not a broker-dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. If such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. Upon consummation of the Exchange Offer in accordance with this
Section 2, the Company shall not have any further obligation to register Transfer Restricted Securities pursuant to Section 2 hereof. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

         (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers (unless such Participating Broker-Dealer will be reselling an unsold allotment from the original sale of the Securities), and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

         Upon written request after the consummation of the Exchange Offer, the Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act and other Persons, if any, with similar prospectus delivery requirements for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not exceed 180 days after the consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

         Interest on the Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Issuance Date.

         In connection with the Exchange Offer, the Company shall:

             (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

             (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

             (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

             (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

             As soon as practicable after the close of the Exchange Offer the Company shall:

             (1) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

             (2) deliver to the Trustee or Authenticating Agent for cancellation all Securities so accepted for exchange; and

             (3) cause the Trustee promptly to authenticate and deliver to each Holder of the canceled Securities or Exchange Securities, in global form in aggregate principal amount equal to the respective Securities so accepted for exchange, as further set forth in the Indenture.

         The Exchange Securities may be issued under (i) the Indenture or (ii) an indenture substantially identical in all material respects to the Indenture, which in either event shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture.

         (c) If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) notifies the Company on or before the 20th business day following the consummation of the Exchange Offer that (a) applicable law or SEC policy prohibits the Holder from participating in the Exchange Offer, (b) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) such Holder is a broker-dealer and holds Securities acquired directly from the Company or an affiliate of the Company,
(iii) the Exchange Offer Registration Statement is not for any other reason declared effective within 180 days after the effective date of the Merger, (iv) any Holder (other than a Participating Broker-Dealer) is not eligible to participate in the Exchange Offer, or in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under U.S. Federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act or due to the requirement that such Holder deliver a Prospectus in connection with any resale of the Exchange Securities) or (v) the Exchange Offer has been completed and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Transfer Restricted Securities, then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and in the case of clauses (i) and
(iii), all Holders and in the case of clauses (ii), (iv) and (v), the affected Holders, and shall at its own cost file a Shelf Registration Statement pursuant to Section 3 hereof. Following the delivery of a Shelf Notice in accordance with this Section 2(c) and compliance with Section 3(a), the Company shall not have any further obligations under this Section 2.

3. Shelf Registration Statement

         If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

         (a) Shelf Registration Statement. The Company will: (A) use its best efforts to file with the SEC a Registration Statement (which filing may be a confidential filing) for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"), within 60 days of the earliest to occur of clauses (i) through (v) in Section 2(c) above and (B) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the 180th day after such obligation arises. No Holder shall be entitled to the benefits of Section 4 of this Agreement unless and until such Holder shall have provided all information reasonably requested by the Company (after conferring with counsel), and such Holder shall not be entitled to such benefits with respect to any period during which such information was not provided. Each Holder to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading; provided, further, that if the Company files a Shelf Registration Statement pursuant to this Section 3(a), it need not abandon the attempt to cause the SEC to declare the Exchange Offer Registration Statement effective, and it may satisfy its obligations to register the Securities pursuant to this

Agreement either by complying with Section 2 and/or Section 3. The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings), or may be an amendment to the Exchange Offer Registration Statement. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement.

         The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Securities by the holders of Transfer Restricted Securities entitled to this benefit and to ensure that such Shelf Registration Statement conforms and continues to conform with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC, as announced from time to time, until the second anniversary of the Issuance Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Transfer Restricted Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.

         (b) Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

         (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or during the shortest of such periods set forth in the second paragraph of Section 3(a) hereof if reasonably requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities based on a reasonable belief that such supplement or amendment is required by law.

4.  Liquidated Damages

         (a) The Company and the Initial Purchasers agree that the Holders of Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

             (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed on or prior to the applicable Filing Date, then, commencing on the 1st day after the applicable Filing Date, Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum;

             (ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the applicable Effectiveness Target Date, then, commencing on the 1st day after the applicable Effectiveness Target Date, Liquidated Damages shall accrue on the Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum;

             (iii) if the Exchange Offer has not been consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, then, commencing on the 31st day after such Effectiveness Target Date, Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum; or

             (iv) (A) the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the Applicable Period and is not declared effective again within five business days thereafter or (B) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the Effectiveness Period and is not declared effective again within five business days thereafter, Liquidated Damages shall accrue on the Securities over and above the stated interest rate at a rate of 0.50% per annum (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Security which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Security);

provided, however, that in no event shall the Liquidated Damages exceed 0.50% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) of this Section 4(a)), and (4) upon the effectiveness or usability of the Exchange Offer Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(A) of this Section 4(a)), or upon the effectiveness or usability of the Shelf Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(B) of this Section 4(a)), Liquidated Damages on the affected Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         (b) The Company shall notify the Trustee within five business days after each and every date on which an event first occurs in respect of which Liquidated Damages is required to be paid (an "Event Date"). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this
Section 4 will be payable to DTC or its nominee in its capacity as the registered holder of affected Securities in cash semi-annually on each April 15 and October 15 (to the holders of record on the April 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the Liquidated Damages rate by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The Company shall notify the Trustee within five business days of the cessation of any requirement to pay Liquidated Damages hereunder.

         (c) Notwithstanding the foregoing, the Company shall not be required to pay the additional interest described in clause (a) of this Section 4 to a Holder with respect to the Securities held by such Holder if the applicable event pursuant to clause (a) of this Section 4 arises by reason of the failure of such Holder to provide such information (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any Prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the Commission may request in connection with such Shelf Registration Statement, or (iii) that is required to comply with the agreements of such Holder contained in clause (a) of Section 3 to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

5.  Registration Procedures

         In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall use its reasonable best efforts to effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

         (a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that (i) the Company shall afford any Holder of Transfer Restricted Securities covered by such Registration Statement or any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, or their counsel, upon such Holder's written request to the Company, an opportunity to review copies of all such documents proposed to be filed, and
(ii) if such filing is pursuant to Section 3, before filing any Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated therein by reference after the initial filing of the Registration Statement), the Company shall afford the counsel for the Holders of the Transfer Restricted Securities covered by such Registration Statement or any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period an opportunity to review copies of all such documents proposed to be filed.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event or transaction involving the Company, the Company may (i) in the event a Shelf Registration Statement has been filed, allow the Shelf Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 60 days during the Effectiveness Period, but in no event for any period in excess of 30 consecutive days, and (ii) in the event the Exchange Offer is consummated, allow the Exchange Offer Registration Statement to fail to be effective or usable as a result of such non-disclosure for up to 15 days during the Applicable Period.


         (c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(l) hereof, cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any fact known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) If (l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (f) If (l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each Holder of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

         (g) Prior to any public offering of Transfer Restricted Securities or Exchange Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the

Applicable Period, use its reasonable best efforts to register or qualify (and to cooperate with selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform necessary Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(g); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified,
(B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

         (h) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may reasonably request at least three business days prior to any such sale.

         (i) If (l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(b) hereof) file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company so notifies the Holders to suspend the use of the Prospectus after the occurrence of such an event, the Holders shall suspend use of the Prospectus, and not communicate such material non-public information to any third party, and not sell or purchase, or offer to sell or purchase, any securities of the Company, until the Company has amended or supplemented the Prospectus to correct such misstatement or omission.

         (j) Use its reasonable best efforts to cause the offered securities covered by the Registration Statement to continue to be rated by the rating agencies that initially rated the Securities during the period that the Registration Statement is required hereunder to remain effective (it being acknowledged, however, that the foregoing shall not be deemed to require the Company to maintain the rating of such offered securities at the rating given the Securities).

         (k) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number, and ISIN Code for Transfer Restricted Securities or Exchange Securities, as the case may be.

         (l) In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company, CILCORP and CILCORP's subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Securities; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt similar to the Securities; and (iv) if an underwriting agreement is entered into, it shall provide that Holders of Transfer Restricted Securities that are sold pursuant to such underwriting agreement shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or dispositions of such Securities, and the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said provisions and procedures, including, without limitation, the

Holders of Transfer Restricted Securities and the underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

         (m) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by a representative of the selling Holders of a majority in aggregate principal amount of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, and any underwriter participating in any such disposition of Transfer Restricted Securities, if any (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") and cause the officers, directors and employees of the Company and its subsidiaries to supply all information as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities. As a condition to supplying such information, the Company shall receive an agreement in writing from the Inspectors agreeing that records which the Company determines, in good faith, to be confidential and notifies Inspectors of such confidentiality shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is in the reasonable opinion of counsel to the Company necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public other than as a result of a disclosure by any Inspector in violation of this
Section 5(m). Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public other than as a result of a disclosure by any Inspector in violation of this Section 5(m). Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer or underwriter, as the case may be, will be required further to agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its sole expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (n) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and use its best efforts to cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause such trustee to execute all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

         (o) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

         (p) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

         The Company may require each seller of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected to (i) furnish to the Company in writing such information specified in Item 507 and Item 508, as applicable, of Regulation S-K under the Securities Act or any other information required by the Securities Act or applicable United States state securities laws for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and (ii) make such representations, in each case as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information or make such representations within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

         Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such holder's possession, of the prospectus covering such Securities current at the time of receipt of such notice, or certify in writing as to the destruction thereof. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof or (y) the Advice.

6.  Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities and determination of the eligibility of the Transfer Restricted Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Transfer Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(g) hereof, in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)); (ii) printing expenses, including, without limitation, the printing of prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer, as the case may be, (iii) reasonable fees and disbursements of counsel for the Company and reasonable fees and disbursements of special counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 6(b) hereof), however, such fees of counsel for the sellers shall be limited to not more than one counsel for sellers; (iv) reasonable fees and disbursements of all independent certified public accountants referred to in Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) rating agency fees, if any, and any fees associated with making the Exchange Securities eligible for trading through DTC, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the reasonable fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

         (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement (which counsel shall be Simpson Thacher & Bartlett unless otherwise affirmatively stated by the Holders) provided, further, however, that if the Company permits an Underwritten

Offering, the Company shall not be responsible for any fees and expenses of any underwriter including any underwriting discounts and commissions or any legal fees and expenses of counsel to the underwriters (except for the reasonable fees and disbursements of counsel in connection with state securities or Blue Sky qualification of any of the Registrable Securities or the Exchange Securities).

         (c) The Company shall not be responsible for any fees and expenses of the Initial Purchaser, except for such fees related to state securities or Blue Sky qualification described in Section 6(a) above.

7.  Indemnification and Contribution

         (a) The Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers and the officers and employees, each agent of each such person and each Person, if any, who controls any such Person within the meaning of the Securities Act (each a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the exchange of or sales of the Transfer Restricted Securities), to which that Participant may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Participant in connection with, or relating in any manner to, the Transfer Restricted Securities or the registration contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company not shall be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Participant through its negligence or wilful misconduct), and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by that Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred in each and every case; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; provided, further, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any such Participant to the extent that the sale to the Person asserting any such loss, claim, damage, liability or action was an initial resale by such Participant and any such loss, claim, damage, liability or action of or with respect to such Participant results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of such securities to such Person and (B) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 5(f) of this Agreement. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant.

         (b) Each Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers (each a "Participant Indemnifying Party"), severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors or agent of each such person and each Person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee, agent or controlling Person may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus or the Registration Statement or Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by that Participant Indemnifying Party, and shall reimburse the Company and any such director, officer, employee, agent or controlling Person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred in each and every case. The foregoing indemnity agreement is in addition to any liability which any Participant Indemnifying Party may otherwise have to the Company or any such director, officer or controlling Person.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it did not otherwise learn of such action and such omission results in the forfeiture by the indemnifying party or material impairment of substantial rights and defenses and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
(ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgement of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Participants, if the indemnified parties under this Section 7 consist of any Participants, or by the Company, if the indemnified parties under this Section 7 consist of the Company or any of its respective directors, officers, employees, agents of such persons or controlling Persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, contribute to the aggregate loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other from the offering of the Securities and the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses underwriting discounts and commissions) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Participants with respect to the Securities purchased under the Purchase Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under the Purchase Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Participants on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding the provisions of this Section 7(d), no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participant's obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

8.  Underwritten Registrations

         No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.  Miscellaneous

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, nor will it, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

         (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Company and the Initial Purchasers and, in circumstances that would adversely affect the Holders of then outstanding Transfer Restricted Securities, the Holders of not less than a majority in aggregate principal amount of any series of the then outstanding Transfer Restricted Securities with respect to such series of Transfer Restricted Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers with respect to Exchange Securities; provided, however, that
Section 7 and this Section 9(b) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (c) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

             (1) if to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                        Lehman Brothers Inc.
                        Three World Financial Center
                        New York, New York 10285
                        Facsimile No:  212-528-8822
                        Attention:  Syndicate Department

         with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Facsimile No: 212-455-2502
                        Attention: Andrew Keller, Esq.

             (2) if to the Initial Purchasers, at the addresses specified in
         Section 9(c)(1);

             (3) if to the Company, as follows:

                       Midwest Energy, Inc.
                       1001 North 19th Street
                       20th Floor
                       Arlington, Virginia  22209
                       Facsimile No: 703-528-4510
                       Attention: President

    with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       1440 New York Avenue, NW
                       Washington, D.C. 20005
                       Facsimile No: 202-393-5760
                       Attention: Stephen W. Hamilton, Esq.



         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Transfer Restricted Securities.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and State Courts of the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

         The provisions of this Section 9(g) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Initial Purchasers and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

         (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (i) Securities Held by the Company, or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (j) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Pledge Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           MIDWEST ENERGY, INC.


                                           By:  /s/ Paul D. Stinson
                                                --------------------------------
                                                Name:   Paul D. Stinson
                                                Title:  Vice President



                                           LEHMAN BROTHERS INC.,
                                            for itself and on behalf of the
                                            several Initial Purchasers


                                           By:  /s/ David Schwarzbach
                                                --------------------------------
                                                Authorized Representative